Exhibit 99.1

THIRD AMENDMENT AND WAIVER dated as of January 13, 2006, to the Credit Agreement dated as of February 18, 2005, as amended (the “Credit Agreement”), among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrowers (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement, as amended hereby) have requested that the Required Lenders approve amendments to certain provisions of the Credit Agreement and waive certain Defaults; and

WHEREAS, the Required Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments and waivers;

NOW, THEREFORE, in consideration of these premises, the Borrowers and the Required Lenders hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date (as defined in Section 4 hereof), the Credit Agreement is hereby amended as follows:

(a) Section 5.01(c) of the Credit Agreement is hereby amended by adding the following parenthetical after the words “… under clause (a) or (b) above …” and before “…, a certificate on behalf of …” at the beginning of such clause:

“(or, with respect to the statement and report to be delivered pursuant to clauses (iii) and (iv) below, for the fiscal quarter ending February 28, 2005, on or before February 10, 2006).”

(b) Section 5.03(b) of the Credit Agreement is hereby amended by adding the following parenthetical after the words “… pursuant to clause (a) of Section 5.01 …” and before “…, the Parent …” at the beginning of such clause:

“(or, with respect to the financial statements for the fiscal year ending May 31, 2005, on or before February 10, 2006). “

(c) Schedule 6.10 to the Credit Agreement is hereby amended by adding the following sentence at the end of clause 1 of such Schedule:

“Under its loan agreement with Banco National de Desenvolvimento, Fospar S.A. is restricted from distributing profit without provision for its financial obligations in respect of the Banco National de Desenvolvimento loan for the three months following such date.”

SECTION 2. Waiver and Consent. Upon the Amendment Effective Date, the Required Lenders waive the Defaults and Events of Default attributable to (i) the Parent Borrower not delivering the reports required by Section 5.01(c)(iii) and 5.01(c)(iv) of the Credit Agreement concurrently with the delivery of the financial statements for the fiscal quarters ended February 28, 2005 and August 31, 2005, (ii) the Parent Borrower not delivering the certificate required by Section 5.03(b) of the Credit Agreement concurrently with the delivery of the financial statements for the fiscal year ended May 31, 2005, (iii) prepayments by Foreign Subsidiaries of debt instruments, in the aggregate amount not exceeding US $32 million, in violation of Section 6.08(b) of the Credit Agreement, (iv) any violation of Section 6.10 of the Credit Agreement that has been cured prior to the Amendment Effective Date or has been addressed under Section 1(b) of this Amendment, and (v) the Parent Borrower not promptly delivering a written notice with respect to the Defaults specified in clauses (i) through (iv) above as required by Section 5.02 of the Credit Agreement.

SECTION 3. Representations and Warranties. Each of the U.S. Borrowers represents and warrants to each of the Lenders that, after giving effect to the amendments and waivers contemplated hereby, (a) the representations and warranties of the Borrowers set forth in the Loan Documents are true and correct on and as of the Amendment Effective Date and (b) no Default has occurred and is continuing.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) when the Administrative Agent (or its counsel) shall have received (a) copies hereof that, when taken together, bear the signatures of the Borrowers and the Required Lenders and (b) to the extent invoiced, payment of all out-of-pocket expenses required to be paid or reimbursed by any Loan Party hereunder or under any other Loan Document.

SECTION 5. Applicable Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission (or any other means of electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9. Expenses. The Primary Borrowers shall reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

IN WITNESS WHEREOF, the Borrowers and the Required Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

THE MOSAIC COMPANY,

by

Name:
Title:

MOSAIC FERTILIZER, LLC,

by

Name:
Title:

MOSAIC GLOBAL HOLDINGS INC.,

by

Name:
Title:

MOSAIC POTASH COLONSAY ULC,

by

Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by

Name:
Title:

SIGNATURE PAGE TO THIRD AMENDMENT AND WAIVER dated as of January 13, 2006, to the CREDIT AGREEMENT dated as of February 18, 2005, as amended, among THE MOSAIC COMPANY, MOSAIC FERTILIZER, LLC, MOSAIC GLOBAL HOLDINGS INC., MOSAIC POTASH COLONSAY ULC, the Foreign Borrowing Subsidiaries party thereto, THE LENDERS, and JPMORGAN CHASE BANK, N.A. as Administrative Agent,

Name of Institution:

By

Name:
Title:

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